Gates Industrial Reports Third-Quarter 2023 Results
Denver, CO, November 3, 2023
Third-Quarter 2023 Financial Summary
◦Record third-quarter net sales of $872.9 million, up 1.4% compared to the prior-year period and representing a core revenue decrease of (0.5)% year-over-year.
◦Net income attributable to shareholders of $78.7 million, or $0.29 per diluted share.
◦Adjusted Net Income per diluted share of $0.35.
◦Net income from continuing operations of $85.6 million, or a margin of 9.8%.
◦Adjusted EBITDA of $189.4 million, or a margin of 21.7%.
◦Generated $291.7 million of operating cash flow year to date, compared to $18.8 million in the prior year.
◦Raising 2023 full-year adjusted EPS and adjusted EBITDA guidance.
Gates Industrial Corporation plc (NYSE:GTES), a leading global provider of application-specific power transmission and fluid power solutions, today reported results for the third quarter ended September 30, 2023.

Ivo Jurek, Gates Industrial’s Chief Executive Officer, commented, “We generated record revenues and diluted earnings per share for a third quarter. Our year-over-year margin improvement was fueled by a 330 basis point increase in gross margin and supported by various enterprise initiatives. In addition, we generated solid free cash flow and improved our balance sheet position relative to the prior year period.”

Jurek continued, “We have increased the midpoint of our full year 2023 guidance for adjusted EBITDA and adjusted earnings per share. I am pleased with our results year to date and appreciate the hard work and diligence of our more than 15,000 employees. We are highly focused on finishing 2023 strong and maintaining our operational momentum heading in 2024.”

Third-Quarter Financial Results

Third-quarter net sales were $872.9 million, an increase of 1.4% over the prior-year quarter net sales of $860.7 million, including a 0.5% core revenue decrease more than offset by a favorable foreign currency impact of 1.9%. Our Replacement business grew year-over-year and partially mitigated slower activity in our Industrial First-Fit businesses. Automotive Replacement core revenues increased in the mid-single digit range year-over-year. The company generated solid core growth in the On-Highway, Automotive and Energy end markets relative to the prior-year period.
Third-quarter net income attributable to shareholders was $78.7 million, or $0.29 per diluted share, compared to net income attributable to shareholders of $51.9 million, or $0.18 per diluted share, in the prior-year quarter. Adjusted Net Income was $94.6 million, or $0.35 per diluted share, compared to $89.4 million, or $0.31 per diluted share in the prior-year period, fueled by improved operating performance. The diluted weighted-average number of shares outstanding in the third quarter of 2023 was 267,835,011 compared to 285,174,344 in the third quarter of 2022.

Third-quarter net income from continuing operations was $85.6 million, or 9.8% of net sales, compared to $56.0 million, or 6.5% of net sales in the prior-year quarter representing an expansion of 330 basis points year-over-year driven by higher operating income and lower income tax expense partially offset by higher net interest expense.
Third-quarter Adjusted EBITDA was $189.4 million compared to $177.7 million in the prior-year quarter. Third-quarter Adjusted EBITDA margin of 21.7% represented an expansion of 110 basis points compared to the prior-year quarter. The increase in Adjusted EBITDA margin stemmed largely from favorable pricing slightly offset by inflation, lower volumes and higher variable compensation expense.
Power Transmission Segment Results

	For the three months ended
(USD in millions)	September 30, 2023	October 1, 2022	% Change	% Core Change
Net sales	$536.4	$522.5	2.7%	1.2%
Adjusted EBITDA	$116.5	$101.9	14.3%
Adjusted EBITDA margin	21.7%	19.5%	220 bps

	For the nine months ended
(USD in millions)	September 30, 2023	October 1, 2022	% Change	% Core Change
Net sales	$1,658.4	$1,621.1	2.3%	3.8%
Adjusted EBITDA	$343.2	$302.1	13.6%
Adjusted EBITDA margin	20.7%	18.6%	210 bps
Third-quarter Power Transmission net sales increased 2.7% to $536.4 million compared to the prior-year quarter, reflecting a core revenue increase of 1.2%, excluding favorable currency effects of 1.5%. The segment saw the highest core growth rates in the Automotive, On-Highway, Construction and Energy end markets. The replacement channels posted moderate core growth year-over-year partially offset by a modest decrease in first-fit core revenues.
Third-quarter Power Transmission Adjusted EBITDA was $116.5 million compared to $101.9 million in the prior-year quarter. The expansion in Adjusted EBITDA was driven by pricing offset partially by lower volumes. Adjusted EBITDA margin of 21.7% represented an improvement of 220 basis points compared to the prior-year quarter.
Fluid Power Segment Results

	For the three months ended
(USD in millions)	September 30, 2023	October 1, 2022	% Change	% Core Change
Net sales	$336.5	$338.2	(0.5%)	(3.0%)
Adjusted EBITDA	$72.9	$75.8	(3.8%)
Adjusted EBITDA margin	21.7%	22.4%	(70 bps)

	For the nine months ended
(USD in millions)	September 30, 2023	October 1, 2022	% Change	% Core Change
Net sales	$1,048.5	$1,039.8	0.8%	0.4%
Adjusted EBITDA	$218.0	$212.5	2.6%
Adjusted EBITDA margin	20.8%	20.4%	40 bps

Third-quarter Fluid Power net sales decreased 0.5% to $336.5 million compared to the prior-year quarter, reflecting a core revenue decrease of 3.0%. Foreign currency effects were favorable by 2.5%. The segment experienced core revenue growth in the Automotive, Energy and On-Highway end markets. The replacement channels outperformed the first-fit channels.
Third-quarter Fluid Power Adjusted EBITDA was $72.9 million compared to $75.8 million in the prior-year quarter, resulting in an Adjusted EBITDA margin of 21.7%, a decline of 70 basis points compared to the prior-year quarter. The decrease in Adjusted EBITDA was driven by lower volumes and higher variable incentive compensation offset partially by pricing.
Liquidity and Capital Resources
During the third quarter of 2023, the Company generated $107.8 million of cash from operations. Third-quarter capital expenditures decreased to $17.4 million from $27.6 million in the prior-year quarter.
As of September 30, 2023, the Company had total cash and cash equivalents of $556.8 million and total outstanding debt of $2.5 billion, as well as committed borrowing headroom of $468.4 million.
2023 Guidance
The Company is updating its full year financial guidance for 2023. Specifically, the company updates the following:

	Prior 2023	Updated 2023	Change (At Midpoint)
Core Revenue Growth	0 to 2%	0 to 2%	No Change
Adjusted EBITDA	$710 to $740 Million	$725 to $735 Million	+$5 Million
Adjusted EPS	$1.18 to $1.24	$1.22 to $1.28	+$0.04
Capital Expenditures	<$100 Million	<$85 Million	Lower
Free Cash Flow Conversion	100%+	100%+	No Change
Because GAAP financial measures on a forward-looking basis are not accessible, and reconciling information is not available without unreasonable effort, we have not provided reconciliations for forward-looking non-GAAP measures, including expected Core Revenue Growth, Adjusted EBITDA, Adjusted EPS and Free Cash Flow Conversion for 2023. For the same reasons, we are unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call and Webcast
Gates Industrial Corporation plc will host a conference call today at 10:00 a.m. Eastern Time to discuss the Company’s financial results. The live webcast of the conference call and accompanying presentation materials can be accessed through Gates Industrial’s website at investors.gates.com. For those unable to access the webcast, the conference call can be accessed by dialing (888) 414-4601 (domestic) or +1 (646) 960-0313 (international) and requesting the Gates Industrial Corporation Third Quarter 2023 Earnings Conference Call or providing the Conference ID of 5772067. An audio replay of the conference call can be accessed by dialing (800) 770-2030 (domestic) or +1 (647) 362-9199 (international), and providing the passcode 5772067, or by accessing Gates Industrial’s website at investors.gates.com.

About Gates Industrial Corporation plc
Gates is a global manufacturer of innovative, highly engineered power transmission and fluid power solutions. Gates offers a broad portfolio of products to diverse replacement channel customers, and to original equipment (“first-fit”) manufacturers as specified components. Gates participates in many sectors of the industrial and consumer markets. Our products play essential roles in a diverse range of applications across a wide variety of end markets ranging from harsh and hazardous industries such as agriculture, construction, manufacturing and energy, to everyday consumer applications such as printers, power washers, automatic doors and vacuum cleaners and virtually every form of transportation. Our products are sold in more than 130 countries across our four commercial regions: the Americas; Europe, Middle East & Africa; Greater China; and East Asia & India.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “predicts,” “intends,” “trends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include, but are not limited to, statements related to expectations regarding the performance of the Company’s business and financial results (including our growth, business prospects, margin expansion and cash flow generation) and statements regarding our outlook for 2023. Such forward-looking statements are subject to various risks and uncertainties, including, among others, economic, political and other risks associated with international operations, risks inherent to the manufacturing industry, macroeconomic factors beyond the Company’s control (including material and logistics availability, inflation, supply chain and labor challenges and end-market recovery), risks related to catastrophic events, continued operation of our manufacturing facilities, including as a result of cybersecurity attacks, our ability to forecast and meet demand, market acceptance of new products, and the significant influence of the Company’s largest shareholders, investment funds affiliated with Blackstone Inc. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC, as such factors may be updated from time to time in the Company’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Gates Industrial Corporation plc
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except per share amounts)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net sales	$872.9	$860.7	$2,706.9	$2,660.9
Cost of sales	529.5	551.2	1,685.7	1,720.3
Gross profit	343.4	309.5	1,021.2	940.6
Selling, general and administrative expenses	213.4	199.7	666.2	644.0
Transaction-related expenses	1.3	0.7	2.1	2.0
Asset impairments	0.1	0.5	0.1	1.1
Restructuring expenses	2.6	4.7	10.3	8.4
Other operating expenses	0.1	0.1	0.2	0.2
Operating income from continuing operations	125.9	103.8	342.3	284.9
Interest expense	39.5	33.3	124.8	98.9
Other (income) expense	(0.2)	3.1	3.8	11.8
Income from continuing operations before taxes	86.6	67.4	213.7	174.2
Income tax expense	1.0	11.4	25.9	21.5
Net income from continuing operations	85.6	56.0	187.8	152.7
Loss on disposal of discontinued operations	0.1	—	0.5	0.3
Net income	85.5	56.0	187.3	152.4
Less: non-controlling interests	6.8	4.1	17.3	16.5
Net income attributable to shareholders	$78.7	$51.9	$170.0	$135.9

Earnings per share
Basic
Earnings per share from continuing operations	$0.30	$0.18	$0.62	$0.48
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.30	$0.18	$0.62	$0.48

Diluted
Earnings per share from continuing operations	$0.29	$0.18	$0.61	$0.47
Earnings per share from discontinued operations	—	—	—	—
Earnings per share	$0.29	$0.18	$0.61	$0.47

Gates Industrial Corporation plc
Condensed Consolidated Balance Sheets
(Unaudited)

(USD in millions, except share numbers and per share amounts)	As of September 30, 2023	As of December 31, 2022
Assets
Current assets
Cash and cash equivalents	$556.8	$578.4
Trade accounts receivable, net	821.9	808.6
Inventories	646.1	656.2
Taxes receivable	50.0	13.0
Prepaid expenses and other assets	243.1	221.2
Total current assets	2,317.9	2,277.4
Non-current assets
Property, plant and equipment, net	615.7	637.5
Goodwill	1,984.3	1,981.1
Pension surplus	9.8	10.1
Intangible assets, net	1,399.6	1,490.4
Right-of-use assets	121.3	132.2
Taxes receivable	15.1	15.1
Deferred income taxes	607.8	600.3
Other non-current assets	37.8	47.5
Total assets	$7,109.3	$7,191.6
Liabilities and equity
Current liabilities
Debt, current portion	$27.7	$36.6
Trade accounts payable	441.1	469.6
Taxes payable	68.3	23.5
Accrued expenses and other current liabilities	243.3	222.6
Total current liabilities	780.4	752.3
Non-current liabilities
Debt, less current portion	2,417.7	2,426.4
Post-retirement benefit obligations	72.3	76.2
Lease liabilities	111.9	121.9
Taxes payable	65.0	79.5
Deferred income taxes	165.5	192.0
Other non-current liabilities	84.2	99.7
Total liabilities	3,697.0	3,748.0
Shareholders’ equity
—Shares, par value of $0.01 each - authorized shares: 3,000,000,000; outstanding shares: 264,094,061 (December 31, 2022: authorized shares: 3,000,000,000; outstanding shares: 282,578,917)	2.6	2.8
—Additional paid-in capital	2,575.7	2,542.1
—Accumulated other comprehensive loss	(886.4)	(917.8)
—Retained earnings	1,399.3	1,482.9
Total shareholders’ equity	3,091.2	3,110.0
Non-controlling interests	321.1	333.6
Total equity	3,412.3	3,443.6
Total liabilities and equity	$7,109.3	$7,191.6

Gates Industrial Corporation plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended
(USD in millions)	September 30, 2023	October 1, 2022
Cash flows from operating activities
Net income	$187.3	$152.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	162.5	164.1
Foreign exchange and other non-cash financing expenses	33.8	31.0
Share-based compensation expense	19.6	34.8
Decrease in post-employment benefit obligations, net	(7.0)	(11.5)
Deferred income taxes	(39.2)	(53.2)
Asset impairments	0.1	1.4
Other operating activities	4.0	4.7
Changes in operating assets and liabilities:
—Change in accounts receivable	(22.9)	(147.2)
—Change in inventories	12.0	(50.8)
—Change in accounts payable	(24.4)	(17.3)
—Change in prepaid expenses and other assets	12.8	(15.6)
—Change in taxes payable	(5.8)	(23.0)
—Change in other liabilities	(41.1)	(51.0)
Net cash provided by operating activities	291.7	18.8
Cash flows from investing activities
Purchases of property, plant and equipment	(39.6)	(59.0)
Purchases of intangible assets	(7.6)	(6.7)
Cash paid under corporate-owned life insurance policies	(18.2)	(11.6)
Cash received under corporate-owned life insurance policies	6.6	4.6
Proceeds from the sale of property, plant and equipment	0.8	—
Other investing activities	—	1.2
Net cash used in investing activities	(58.0)	(71.5)
Cash flows from financing activities
Issuance of shares	17.5	15.1
Buy-back of shares	(251.7)	(175.8)
Proceeds from long-term debt	100.0	70.0
Payments of long-term debt	(114.7)	(45.5)
Debt issuance costs paid	(0.4)	(0.3)
Dividends paid to non-controlling interests	(0.5)	(28.7)
Other financing activities	8.1	(11.8)
Net cash used in financing activities	(241.7)	(177.0)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(13.3)	(32.8)
Net decrease in cash and cash equivalents and restricted cash	(21.3)	(262.5)
Cash and cash equivalents and restricted cash at the beginning of the period	581.4	660.9
Cash and cash equivalents and restricted cash at the end of the period	$560.1	$398.4
Supplemental schedule of cash flow information
Interest paid	$125.8	$95.2
Income taxes paid	$70.9	$97.7
Accrued capital expenditures	$1.4	$1.9

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures, which management believes are useful to investors, securities analysts and other interested parties. Management uses Adjusted EBITDA as its key profitability measure. This is a non-GAAP measure that represents EBITDA before certain items that impact comparison of the performance of our business either period-over-period or with other businesses. We use Adjusted EBITDA as our measure of segment profitability to assess the performance of our businesses, and it is used for total Gates as well because we believe it is important to consider our total profitability on a basis that is consistent with that of our operating segments. Adjusted EBITDA Margin is Adjusted EBITDA for a particular period expressed as a percentage of net sales for that period.
Management uses Adjusted Net Income as an additional measure of profitability. Adjusted Net Income is a non-GAAP measure that represents net income attributable to shareholders before certain items that impact comparison of the performance of our business, either period-over-period or with other businesses.
Core revenue growth is a non-GAAP measure that represents net sales for the period excluding the impacts of movements in foreign currency rates and the first-year impacts of acquisitions and disposals, where applicable. We present core revenue growth because it allows for a meaningful comparison of year-over-year performance without the volatility caused by foreign currency gains or losses, or the incomparability that would be caused by the impact of an acquisition or disposal.
Management uses Free Cash Flow to measure cash generation. Free Cash Flow is a non-GAAP measure that represents net cash provided by operations less capital expenditures. Free Cash Flow Conversion is a measure of Free Cash Flow expressed as a percentage of Adjusted Net Income. We use this metric as a measure of the success of our business in converting Adjusted Net Income into cash.
Management uses Net Leverage as a measure of our liquidity and in assessing the strength of our balance sheet. Net Leverage is a non-GAAP measure that represents the number of times by which net debt (principal amount of debt less cash and cash equivalents) exceeds Adjusted EBITDA for the last twelve months of the applicable period.
These non-GAAP financial measures should be considered only as supplemental to, and not as superior to, financial measures prepared in accordance with GAAP. Please see below for a reconciliation of historical non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.

Gates Industrial Corporation plc
Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA
(Unaudited)

	Three months ended		Nine months ended
(USD in millions)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income from continuing operations	$85.6	$56.0	$187.8	$152.7
Adjusted for:
Income tax expense	1.0	11.4	25.9	21.5
Net interest and other expenses	39.3	36.4	128.6	110.7
Depreciation and amortization	54.0	53.2	162.5	164.1
Transaction-related expenses (1)	1.3	0.7	2.1	2.0
Asset impairments	0.1	0.5	0.1	1.1
Restructuring expenses (2)	2.6	4.7	10.3	8.4
Share-based compensation expense	3.3	7.2	19.6	34.8
Inventory impairments and adjustments (3) (included in cost of sales)	2.2	7.5	6.3	18.7
Severance expenses (included in cost of sales)	(0.1)	—	0.4	—
Severance expenses (included in SG&A)	—	—	0.9	0.4
Credit loss related to customer bankruptcy (included in SG&A) (4)	—	—	11.4	—
Cybersecurity incident expenses (5)	—	—	5.1	—
Other items not directly related to current operations	0.1	0.1	0.2	0.2
Adjusted EBITDA	$189.4	$177.7	$561.2	$514.6

Net Sales	$872.9	$860.7	$2,706.9	$2,660.9
Adjusted EBITDA Margin	21.7%	20.6%	20.7%	19.3%

(1)	Transaction-related expenses relate primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and include costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis. The inflationary environment of the prior year period caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement resulted in inflated costs being matched against sales while current, lower costs are retained in inventories.
(4)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and have recorded an $11.4 million pre-tax charge to reflect our estimated recovery. We continue to monitor the circumstances surrounding the bankruptcy in determining whether adjustments to this recovery estimate are necessary.

(5)	On February 11, 2023, Gates determined that it was the target of a malware attack. Cybersecurity incident expenses include legal, consulting, and other costs incurred as a direct result of this incident, some of which may be partially offset by insurance recoveries.

Gates Industrial Corporation plc
Reconciliation of Net Income Attributable to Shareholders to Adjusted Net Income
(Unaudited)

	Three months ended		Nine months ended
(USD in millions, except share numbers and per share amounts)	September 30, 2023	October 1, 2022	September 30, 2023	October 1, 2022
Net income attributable to shareholders	$78.7	$51.9	$170.0	$135.9
Adjusted for:
Loss on disposal of discontinued operations	0.1	—	0.5	0.3
Amortization of intangible assets arising from the 2014 acquisition of Gates	29.1	28.4	87.3	87.1
Transaction-related expenses (1)	1.3	0.7	2.1	2.0
Asset impairments	0.1	0.5	0.1	1.1
Restructuring expenses (2)	2.6	4.7	10.3	8.4
Share-based compensation expense	3.3	7.2	19.6	34.8
Inventory impairments and adjustments (3) (included in cost of sales)	2.2	7.5	6.3	18.7
Adjustments relating to post-retirement benefits	(0.7)	(1.6)	(2.2)	(4.8)
Financing and other FX related losses	2.5	4.0	10.1	16.1
One-time tax benefit from unrecognized tax benefit (4)	(12.3)	—	(12.3)	—
Credit loss related to customer bankruptcy (included in SG&A) (5)	—	—	11.4	—
Cybersecurity incident expenses (6)	—	—	5.1	—
Other adjustments	(1.9)	(2.2)	(4.5)	(5.9)
Estimated tax effect of the above adjustments	(10.4)	(11.7)	(34.8)	(35.9)
Adjusted Net Income	$94.6	$89.4	$269.0	$257.8

Diluted weighted-average number of shares outstanding	267,835,011	285,174,344	278,488,060	288,359,685
Adjusted Net Income per diluted share	$0.35	$0.31	$0.97	$0.89

(1)	Transaction-related expenses related primarily to advisory fees and other costs recognized in respect of major corporate transactions, including the acquisition of businesses, and equity and debt transactions.
(2)	Restructuring expenses represent items qualifying for recognition as such under U.S. GAAP and included costs related to the closure of lines of business, facility closures and consolidations, fundamental organizational rationalizations and non-recurring employee severance related to such actions.
(3)	Inventory impairments and adjustments include the reversal of the adjustment to remeasure certain inventories on a Last-in-First-out (“LIFO”) basis. The inflationary environment of the prior year period caused LIFO values to drop below First-in, First-out (“FIFO”) values because LIFO measurement resulted in inflated costs being matched against sales while current, lower costs are retained in inventories.
(4)	During the three and nine months ended September 30, 2023, one-time tax benefit of $12.3 million related to unrecognized tax benefits due to lapsed statute of limitations.
(5)
On January 31, 2023, one of our customers filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code. In connection with the bankruptcy proceedings, we evaluated our potential risk and exposure relating to our outstanding pre-petition accounts receivable balance from the customer and have recorded an $11.4 million pre-tax charge to reflect our estimated recovery. We continue to monitor the circumstances surrounding the bankruptcy in determining whether adjustments to this recovery estimate are necessary.

(6)	On February 11, 2023, Gates determined that it was the target of a malware attack. Cybersecurity incident expenses include legal, consulting, and other costs incurred as a direct result of this incident, some of which may be partially offset by insurance recoveries.

Gates Industrial Corporation plc
Reconciliation of Net Sales to Core Revenue Growth
(Unaudited)

	Three months ended September 30, 2023
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the three months ended September 30, 2023 (1)	$536.4	$336.5	$872.9
Impact on net sales of movements in currency rates	(7.8)	(8.4)	(16.2)
Core revenue for the three months ended September 30, 2023	$528.6	$328.1	$856.7

Net sales for the three months ended October 1, 2022	522.5	338.2	860.7
Increase (decrease) in net sales on a core basis (core revenue)	$6.1	$(10.1)	$(4.0)

Core revenue growth (decline)	1.2%	(3.0%)	(0.5%)

	Nine months ended September 30, 2023
(USD in millions)	Power Transmission	Fluid Power	Total
Net sales for the year ended September 30, 2023	$1,658.4	$1,048.5	$2,706.9
Impact on net sales of movements in currency rates	24.7	(4.3)	20.4
Core revenue for the year ended September 30, 2023	$1,683.1	$1,044.2	$2,727.3

Net sales for the year ended October 1, 2022	1,621.1	1,039.8	2,660.9
Increase in net sales on a core basis (core revenue)	$62.0	$4.4	$66.4

Core revenue growth	3.8%	0.4%	2.5%

(1)	Throughout this document the terms "net sales" and "revenue" are used interchangeably in reference to the GAAP measure "net sales."

Contact
Gates Investor Relations
Rich Kwas
(303) 744-4887
investorrelations@gates.com